UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Suite 400 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Matters Related to Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2005, Rainmaker Systems, Inc., announced that its Board of Directors and stockholders had authorized an amendment of the Company’s Certificate of Incorporation to effect a one-for-five reverse split of the outstanding shares of the Company’s Common Stock, which decreased the Company’s total number of outstanding shares from approximately 56.5 million to approximately 11.3 million, subject to adjustment for fractional shares. The amendment does not change the number of authorized shares of the Company’s Common Stock. The Certificate of Amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on December 15, 2005 and became effective as of 5:00 p.m. Eastern Time on December 15, 2005. Trading in the Company’s Common Stock on a post-split basis began on the Nasdaq SmallCap Market at the open of business on December 16, 2005. Fractional Shares will not be issued as a result of the reverse split, and cash will be paid in lieu of fractional shares.

The Certificate of Amendment of Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Rainmaker Systems, Inc., dated December 15, 2005

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

December 21, 2005	/s/ MICHAEL SILTON
Date	(Signature)
	By:	MICHAEL SILTON
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Rainmaker Systems, Inc., dated December 15, 2005